Exhibit 99.1

         Zumiez Inc. Announces Record Fiscal 2006 Fourth Quarter Results

          Q4-06 Net Sales Increased 49.0% to $112.4 Million;

       Comparable Store Sales Increased 12.0% in Fourth Quarter;

                 Q4-06 Diluted EPS Up 69.6% to $0.39;

     Company Introduces Fiscal 2007 EPS Guidance of $0.94 to $0.96


    EVERETT, Wash.--(BUSINESS WIRE)--March 14, 2007--Zumiez Inc.
(NASDAQ: ZUMZ) today reported results for the fourth quarter ended February 3, 2007.

    Total net sales for the fourth quarter (14 weeks) ended February 3, 2007 increased by 49.0% to $112.4 million from $75.4 million reported in the fourth quarter (13 weeks) of the prior fiscal year. The company posted net income for the quarter of $11.3 million or $0.39 per diluted share versus $6.8 million or $0.23 per diluted share in the fourth quarter of the prior fiscal year. Comparable store sales increased 12.0% for the fourth quarter of fiscal 2006 compared to a 20.7% increase in the fourth quarter of fiscal 2005.

    Total net sales for fiscal 2006 (53 week period) increased by 45.0% to $298.2 million from $205.6 million reported in fiscal 2005 (52 week period). The company posted net income of $20.9 million or $0.73 per diluted share in fiscal 2006 versus $12.9 million or $0.47 per diluted share in the prior year. Comparable store sales increased 13.0% in fiscal 2006 compared to 14.2% in fiscal 2005.

    Rick Brooks, President and Chief Executive Officer of Zumiez Inc., stated, "We are pleased to have completed another terrific year at Zumiez, the 27th of the past 28 years with a comparable store sales increase. We also successfully completed the integration of the acquisition of Fast Forward and opened an additional 42 new stores during the year."

    Mr. Brooks concluded, "The continued success of the highly differentiated Zumiez concept is a testament to the great team we've assembled. We remain on track to open 50 new stores in fiscal 2007, and are excited about our growth prospects for the coming year and beyond."

    2007 Outlook

    The company's long-term financial targets include comparable store sales growth in the mid single digit range, net square footage expansion of approximately 20%, and diluted EPS growth in excess of 30%. In line with its long-term growth goals, the company introduced guidance for fiscal 2007 of $0.94 to $0.96 in diluted earnings per share. Weighted average diluted shares for the fiscal year are expected to be approximately 29,500,000.

    In putting forth this outlook, the company reminds investors of the complexity of accurately assessing future growth given the difficulty in predicting fashion trends and consumer preferences, boardsports popularity and participation rates, general economic conditions and the impact of other business variables and risks.

    A conference call will be held today to discuss third quarter results and will be web cast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (866) 543-6403 followed by the conference identification code of 51374373.

    About Zumiez Inc.

    Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of March 3, 2007 we operate 238 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

    Safe Harbor Statement

    Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the company's quarterly report on Form 10-Q for the quarter ended October 28, 2006 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.




                             ZUMIEZ INC.
                    CONDENSED STATEMENT OF INCOME
           (in thousands, except share and per share data)
                             (Unaudited)

                         Three Months Ended          Year Ended
                       ----------------------- -----------------------
                       February 3, January 28, February 3, January 28,
                           2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
Net sales                $112,378     $75,401    $298,177    $205,589
Cost of goods sold         68,115      46,657     189,609     132,811
                       ----------- ----------- ----------- -----------
Gross profit               44,263      28,744     108,568      72,778

Selling, general and
 administrative
 expenses                  26,205      18,200      76,124      52,730
                       ----------- ----------- ----------- -----------
Operating profit           18,058      10,544      32,444      20,048

Interest income
 (expense), net               365         393       1,178         648
Other income
 (expense), net                --         (18)        (16)         (1)
                       ----------- ----------- ----------- -----------
Earnings before income
 taxes                     18,423      10,919      33,606      20,695

Provision for income
 taxes                      7,145       4,155      12,750       7,844
                       ----------- ----------- ----------- -----------
Net income               $ 11,278     $ 6,764    $ 20,856    $ 12,851
                       =========== =========== =========== ===========

Basic net income per
 share                   $   0.41     $  0.25    $   0.76    $   0.50
                       =========== =========== =========== ===========

Diluted net income per
 share                   $   0.39     $  0.23    $   0.73    $   0.47
                       =========== =========== =========== ===========

Weighted average
 shares outstanding,
 Basic                 27,789,980  27,245,038  27,542,891  25,879,675

Weighted average
 shares outstanding,
 Diluted               28,973,631  28,799,710  28,703,037  27,376,684




                             ZUMIEZ INC.
                       CONDENSED BALANCE SHEETS
                 (in thousands, except share amounts)
                             (Unaudited)

                                               February 3, January 28,
                                                  2007        2006
                                               ----------- -----------

                    Assets
Current assets
Cash and cash equivalents                        $  8,161    $  4,737
Marketable Securities                              43,816      38,264
Receivables                                         5,223       3,746
Inventory                                          42,157      30,559
Prepaid expenses and other                          3,593         711
Deferred tax assets                                 1,551         938
                                               ----------- -----------
  Total current assets                            104,501      78,955

Leasehold improvements and equipment, net          49,889      35,456
Goodwill                                           12,904          --
                                               ----------- -----------
  Total long-term assets                           62,793      35,456

  Total assets                                   $167,294    $114,411
                                               =========== ===========

     Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                           $ 24,164    $ 18,623
Book overdraft                                      6,083          --
Accrued payroll and payroll taxes                   4,784       4,388
Income taxes payable                                6,598       3,309
Current portion of deferred rent and tenant
 allowances                                         1,377         900
Other accrued liabilities                           6,566       4,378
                                               ----------- -----------
  Total current liabilities                        49,572      31,598
                                                          -

Long-term deferred rent and tenant allowances,
 less current portion                              12,069       7,595
Deferred tax liabilities                              841       1,534
                                               ----------- -----------
  Total long-term liabilities                      12,910       9,129
                                                          -

Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 40,000,000
 shares authorized; none issued and
 outstanding
Common stock, no par value, 100,000,000 shares
 authorized; 27,880,512 shares issued and
 outstanding at February 3, 2007 and
 27,259,297 shares issued and outstanding at
 January 28, 2006.                                 45,312      35,031
Accumulated other comprehensive income                (14)         (5)
Retained earnings                                  59,514      38,658
                                               ----------- -----------
  Total shareholders' equity                      104,812      73,684

  Total liabilities and shareholders' equity     $167,294    $114,411
                                               =========== ===========




                             ZUMIEZ INC.
                         CONDENSED CASH FLOWS
                            (in thousands)
                             (Unaudited)

                                                Year Ended
                                     ---------------------------------
                                     February 3, 2007 January 28, 2006
                                     ---------------- ----------------
Cash flows from operating activities
Net income                                   $20,856          $12,851
Adjustments to reconcile net income
 to net cash provided by operating
 activities
Depreciation                                  10,499            7,534
Deferred tax expense                          (1,305)             (56)
Stock compensation expense                     2,053              165
Loss on disposal of assets                       132               33
Loss on sale of marketable
 securities                                       17               --
Excess tax benefit from stock
 options                                      (6,822)          (4,458)
Changes in operating assets and
 liabilities
  Receivables                                 (1,309)          (1,835)
  Inventory                                     (198)          (6,307)
  Prepaid expenses                            (2,713)             455
  Trade accounts payable                      (3,371)           6,361
  Accrued payroll and payroll taxes              330            1,827
  Income taxes payable                        10,111            5,156
  Other accrued liabilities                    1,506           (1,024)
  Deferred rent                                  145              383
                                     ---------------- ----------------
Net cash provided by operating
 activities                                   29,931           21,085
                                     ---------------- ----------------

Cash flows from investing activities
Additions to leasehold improvements
 and equipment                               (17,896)         (13,386)
Acquisitions, net of cash acquired           (16,542)              --
Purchases of marketable securities          (157,433)         (66,496)
Sales and maturities of marketable
 securities                                  151,785           28,210
                                     ---------------- ----------------
Net cash used in investing
 activities                                  (40,086)         (51,672)
                                     ---------------- ----------------

Cash flows from financing activities
Change in book overdraft                       6,083             (429)
Borrowings on revolving credit
 facility                                         --           19,750
Payments on revolving credit
 facility                                       (732)         (19,750)
Proceeds from exercise                         1,406            1,077
Proceeds from sale of stock                       --           29,192
Excess tax benefit from stock
 options                                       6,822            4,458
                                     ---------------- ----------------
Net cash provided by financing
 activities                                   13,579           34,298
                                     ---------------- ----------------

Net increase in cash and cash
 equivalents                                   3,424            3,711
Cash and cash equivalents, Beginning
 of period                                     4,737            1,026
                                     ---------------- ----------------
Cash and cash equivalents, End of
 period                                      $ 8,161          $ 4,737
                                     ================ ================

Supplemental disclosure of cash flow
 information
Cash paid during the period for
 interest                                    $    --          $    61
Cash paid during the period for
 income taxes                                  4,027            2,746
----------------------------------------------------- ----------------


    CONTACT: Zumiez Inc.
             Brenda Morris
             Chief Financial Officer
             425-551-1564
             or
             Investor:
             Integrated Corporate Relations
             Chad Jacobs/David Griffith
             203-682-8200